Exhibit 10.29

This CONSULTING AGREEMENT (“Agreement”) is made and entered into, effective as of August 7, 2020 (“Effective Date”), by and between Fortive Corporation, a Delaware corporation (“Fortive”), and Karen C. Francis (“Consultant”).

WHEREAS, the Board of Directors of Fortive (the “Board”) has determined that it is appropriate, desirable and in the best interests of Fortive and its stockholders to separate Fortive into two separate, publicly traded companies, one for each of (i) the businesses comprising Fortive’s Industrial Technologies segment and (ii) all other retained businesses operated by Fortive and its subsidiaries (the “Separation”);

WHEREAS, in furtherance of the successful consummation of the Separation, Fortive has obtained and desires to continue to obtain the consulting services of Consultant as an independent contractor to provide the services set forth in Section 1(a) and the parties desire to enter into this Agreement in furtherance thereof.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.    Engagement.

(a)    During the Term, as defined in Section 1(b) below, Consultant shall serve as a consultant to Fortive. Consultant shall perform consulting services related to the search and screening process for future members of the Vontier board of directors and make recommendations to Fortive management with respect thereto (the “Consulting Services”). Unless the parties otherwise agree in writing, the Consulting Services shall terminate at the end of the Term.

(b)    The period during which Consultant will provide services under this Agreement shall commence on the Effective Date hereof and shall automatically terminate as of the earlier of (i) the date on which the Vontier registration statement on Form 10 filed in connection with the Separation becomes effective and (ii) the termination of this Agreement by Fortive (the “Term”).

2.    Fees and Expenses.

(a)    Fortive agrees to pay Consultant a lump sum cash payment of $100,000 promptly after the date of this Agreement in respect of all services to be performed by Consultant during the Term (the “Consulting Fee”).

1

(b)    Unless required by applicable law (as determined by Fortive in its sole discretion), Fortive will not withhold payroll, state, federal, social security, employment or any other taxes from the Consulting Fee, and Consultant will be solely responsible for payment of any such taxes.

3.    Participation in Employee Benefit Plans. Nothing in this Agreement shall entitle Consultant to participate in or accrue benefits under any plan of Fortive or any of its affiliates relating to stock options, stock purchases, pension, thrift, profit sharing, employee stock ownership, group life insurance, medical and/or dental coverage, disability insurance, education, vacation, or other retirement or employee benefits during the Term of this Agreement.

4.    No Assignments. Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party.

5.    Independent Contractor Status. This Agreement establishes between Consultant and Fortive an independent contractor relationship, and all the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to create by way of this Agreement an employer-employee relationship between Consultant and Fortive. Except where expressly agreed upon in writing on behalf of Fortive by its authorized officer, Consultant shall not have, nor shall Consultant represent to any person or entity that Consultant has, authority to enter into any agreement or obligation on behalf of or in the name of Fortive.

6.    Governing Law. This Agreement shall be governed by the laws of the State of Delaware, excluding the choice of law rules thereof.

7.    Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered in their name and on their behalf as of the date first above written.

FORTIVE CORPORATION

By:	/s/ Stacey Walker
Name:	Stacey Walker
Title:	SVP, Human Resources

CONSULTANT

/s/ Karen C. Francis
Karen C. Francis

Signature Page to Consulting Agreement